SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): DECEMBER 28, 2001


                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)




          DELAWARE                   1-14076                    22-3270045
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)           Identification Number)



   3512 VETERANS MEMORIAL HIGHWAY
          BOHEMIA, NEW YORK                                        11716
 (Address of principal executive offices)                        (Zip Code)



                                 (631) 981-5500
              (Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

     Effective December 28, 2001, we acquired SpaceLogix, Inc., a New York City-based privately held company specializing in co-location, hosting and network management solutions. The acquisition was in the form of a merger of SpaceLogix into SpaceLogix Acquisition Corp., one of our wholly owned subsidiaries that we formed for this transaction.

     The acquisition was completed pursuant to an agreement and plan of merger, dated as of November 19, 2001, among us, SpaceLogix Acquisition Corp. and SpaceLogix. Pursuant to such merger agreement, we issued to the SpaceLogix shareholders, optionholders and warrantholders 1,903,890 restricted shares of our common stock, and warrants and options to purchase 616,109 shares of our common stock. 459,291 of these options or warrants have an exercise price equal to $.86 per share, 110% of the average per share closing price for the five trading days prior to the closing of the acquisition. 156,818 of these options or warrants have an exercise price of $.825 per share, 110% of the closing price on the day prior to the closing of the acquisition. 784,188 of these shares are being held in escrow, a portion of which will be released upon the successful completion of a private placement of our common stock to accredited investors that raises at least $1,000,000 of net proceeds to us. The securities sold in the contemplated private placement will not be registered under the Securities Act of 1933 and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration statement requirements of the Securities Act.

     In accordance with the merger agreement, we entered into a registration rights agreement in which we agreed, subject to certain conditions, to use our best efforts to register for resale 1,127,500 shares of our common stock issued to certain former SpaceLogix stockholders within 30 days following the final closing date of the private placement of our common stock referred to in the previous paragraph.

     On December 28, 2001, we also entered into a two-year employment agreement with Paul Block, a former consultant to SpaceLogix. The employment agreement with Mr. Block provides for his service as our Executive Vice President of Marketing and Administration in return for, among other things, an annual base salary of $160,000, the granting of options to purchase 300,000 shares of our common stock at an exercise price of $.7875 per share (105% of the market price of the common stock on the date of grant) and an annual incentive compensation payment equal to seven percent of our annual pre-tax income, as defined. The employment agreement also contains restrictions on Mr. Block competing with us for the term of the agreement and for one year thereafter, as well as provisions protecting our proprietary rights and information.

     Mr. Block also was elected as a member of our board of directors effective upon the closing of the SpaceLogix acquisition to Class I of our board to serve until our annual meeting of stockholders in 2003, unless he shall resign, become disqualified or otherwise be removed from office.

     The description of the merger and all related transactions is qualified in its entirety by the more complete information contained in the merger agreement filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.  Other Events.
         ------------

     On December 28, 2001, one of our wholly owned subsidiaries, PWR Systems, Inc., entered into agreements with each of Vincent DiSpigno and David N. Salav, two of our officers and directors, to defer the first two monthly payments due to them under separate promissory notes, each in the principal amount of approximately $153,000, made to Messrs. DiSpigno and Salav by PWR Systems, until the earlier of March 1, 2002, or the date of the first closing under the private placement referred to above.

     On December 28, 2001, we entered into an agreement with Kaufman & Moomjian, LLC, our corporate counsel, to defer the first two monthly payments due to such firm under a promissory note with a principal amount of approximately $439,000 until the earlier of March 1, 2002, or the date of the first closing of the private placement referred to above.

     Andrew Edwards, one of our vice presidents and the president of our Vizy-Interactive New York subsidiary resigned from such positions as of November 20, 2001. As of such date, we entered into a settlement and general release agreement with Mr. Edwards, pursuant to which we paid his accrued but unpaid salary as of such date, issued to him 40,000 restricted shares of our common stock and issued a promissory note in favor of him in the principal amount of $30,000. Such promissory note provides that it is to be paid over four months, without interest, beginning in the month following the earlier of (i) the closing of the private placement referred to above or (ii) the end of the first calendar quarter in which we have working capital of at least $30,000. In connection with the issuance of the 40,000 shares to Mr. Edwards, we entered into a registration rights agreement and a lock-up agreement with him.

     On December 14, 2001, we issued a convertible promissory note to an unaffiliated third party, with an original principal amount of $150,000, bearing interest at a rate of six percent per year. On January 2, 2002, the outstanding principal plus accrued but unpaid interest under the promissory note converted into 240,760 restricted shares of our common stock.

Item 7.    Financial Statements and Exhibits.
           ---------------------------------

           (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The required financial statements of SpaceLogix for the period from inception through September 30, 2001 are set forth below:

                DDK & COMPANY LLP - CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
SpaceLogix, Inc.

We have audited the accompanying balance sheet of SpaceLogix, Inc. as of September 30, 2001, and the related statements of operations, changes in shareholders equity and cash flows for the period from April 26, 2001 (Inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpaceLogix, Inc. as of September 30, 2001, and the results of its operations and its cash flows for the period from April 26, 2001 (Inception) to September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.



                                                   /s/ DDK & Company LLP

October 23, 2001

1500 Broadway - New York, N.Y. 10036-4015 - 212-997-0600 - Fax - 212-997-0466

                                SPACELOGIX, INC.

                                  BALANCE SHEET

                               September 30, 2001

 ASSETS
 Current Assets
    Cash                                                                        $     308,335
    Accounts receivable                                                                25,000
    Subscriptions receivable                                                            5,902
    Notes receivable                                                                  250,000
                                                                                -------------

          Total current assets                                                  $     589,237
                                                                                =============


 LIABILITIES AND SHAREHOLDERS' EQUITY

 Current Liabilities
    Accounts payable and accrued expenses                                       $     104,143
                                                                                -------------

          Total current liabilities                                                   104,143
                                                                                -------------

 Commitments and contingencies

 Shareholders' Equity
    Preferred Stock
       Series A, $.01 par value; authorized 1,500,000
          shares; issued and outstanding 903,000 shares                                9,030
       Series B, $.01 par value; authorized 1,500,000
          shares; no shares issued                                                         -
    Common stock, $.01 par value; authorized 5,000,000
       shares; issued 25,000 shares; subscribed 900,402 shares                         9,254
    Additional paid-in capital                                                       790,895
    Deficit                                                                         (320,983)
                                                                                ------------

          Total                                                                      488,196

    Less: Subscriptions receivable                                                     3,102
                                                                                -------------

          Total shareholders' equity                                                 485,094
                                                                                ------------

          Total liabilities and shareholder's equity                            $    589,237
                                                                                ============

See notes to financial statements.

                                SPACELOGIX, INC.

                             STATEMENT OF operations

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

 Net sales                                                                      $     25,000

 Operating expenses                                                                   345,983
                                                                                -------------

 Net loss                                                                       $    (320,983)
                                                                                =============


See notes to financial statements.

                                SPACELOGIX, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

                                                         Number of
                               Number of                  Shares -      Series A    Additional                Less:
                                Shares -     Common      Series A      Preferred     Paid-In                Subscriptions
                              Common Stock    Stock   Preferred Stock    Stock       Capital      Deficit    Receivable       Total
                              ------------  ---------                  -----------  -----------  ---------  --------------   -------

 Balance, April 26, 2001                -   $      -             -      $       -    $       -   $      -   $         -    $      -

 Common stock
    subscribed                    900,428      9,004             -             -             -           -            -       9,004

 Less:  Subscriptions
    receivable                          -          -             -             -             -           -       (3,102)     (3,102)

 Issuance of Series A
    preferred stock, net of
    offering costs of
    $127,825                            -          -       903,000         9,030       766,145           -            -     775,175

 Issuance of common
   stock                           25,000        250             -             -        24,750           -            -      25,000

 Net loss                               -          -             -             -             -    (320,983)           -    (320,983)
                              ------------  ---------                   ---------    ----------  ---------- ------------   ---------

 Balance, September 30,
    2001                          925,428   $  9,254       903,000      $  9,030     $ 790,895   $(320,983) $    (3,102)   $485,094
                              ============  =========     =========     =========    ==========  ========== ============   =========

See notes to financial statements.

                                SPACELOGIX, INC.

                             STATEMENT OF CASH FLOWS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

 OPERATING ACTIVITIES
    Net loss                                                            $    (320,983)
    Adjustments to reconcile net loss to net cash
       used in operating activities
       Changes in operating assets and liabilities
          Accounts receivable                                                 (25,000)
          Accounts payable and accrued expenses                               104,143
                                                                        --------------

          Net cash used in operating activities                              (241,840)
                                                                        --------------


 INVESTING ACTIVITIES
                                                                             (250,000)
                                                                        --------------
    NOTES RECEIVABLE

                                                                             (250,000)
                                                                        --------------
          NET CASH USED IN INVESTING ACTIVITIES

 FINANCING ACTIVITIES
    Proceeds from sale of stock, net of offering costs of $127,825            800,175
                                                                        --------------

    Net cash provided by financing activities                                 800,175
                                                                        --------------

 Net increase in cash                                                         308,335

 Cash - beginning                                                                   -
                                                                        --------------

 Cash - end                                                             $     308,335
                                                                        ==============


 Supplemental Information
    Interest paid                                                       $           -
    Income taxes paid                                                   $           -

See notes to financial statements.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     SpaceLogix, Inc. (the "Company") was incorporated on April 26, 2001 in the State of Delaware. The Company commenced operations on May 29, 2001 in New York City. The Company is a provider of co-location, hosting and network management solutions.

     CASH AND CASH EQUIVALENTS

     The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

     DEFERRED INCOME TAXES

     The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities and the effect of future tax planning strategies to reduce any deferred tax liability.

     ADVERTISING

     Advertising costs are expensed as incurred.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     STOCK-BASED COMPENSATION

     Statement to Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

2 -  LETTER OF INTENT

     SpaceLogix recently entered into a letter-of-intent to be acquired by Vizacom, Inc., a fully reporting, NASDAQ listed company (NASDAQ: VIZY). Under the terms of the letter-of-intent, the Company is to extend to Vizacom a series of secured bridge loans for a total of $650,000, and in connection therewith will receive 400,000 shares of Vizacom common stock. During September 2001, SpaceLogix extended a bridge loan to Vizacom in the amount of $250,000, and received, on September 18, 2001, 200,000 shares of unregistered Vizacom common stock. Registered shares of Vizacom's common stock closed on September 30, 2001 at $1.85 per share. The bridge loan bears interest at 9% per annum and matures on demand after termination of negotiations related to the merger, after which the Notes become payable at the rate of $40,000 per month. The bridge loan is collateralized by Vizacom's interest in a promissory note receivable from a former subsidiary. On October 10, 2001, the Company advanced an additional $200,000 to Vizacom and received an additional 100,000 shares of unregistered Vizacom common stock. Upon the closing of a definitive acquisition-merger agreement, Vizacom will issue to SpaceLogix's shareholders approximately 1.95 million shares of Vizacom's common stock and warrants to purchase 600,000 shares of Vizacom common stock at an exercise price equal to 110% of the closing market price as of the date of issuance of the common shares. Of the 1.95 million shares to be issued to the SpaceLogix shareholders, 750,000 are to be placed in escrow, and only released upon completion of a private placement to accredited investors that raise no less than aggregate net proceeds of $1.0 million for Vizacom within 120 days of closing of the merger and the expiration of the indemnification claims period.

     In the event the merger does not occur other than as a result of any actions or inactions by or on behalf of Vizacom, upon the retirement of the notes, all 400,000 of these shares shall be returned to Vizacom for cancellation; if the merger does not occur as a result of any actions or inactions by or on behalf of Vizacom including the failure to obtain stockholder approval, upon retirement of the notes, 200,000 of the shares will be returned to Vizacom for cancellation. The ultimate number of shares of Vizacom to be retained, if any, by the Company is dependent on the outcome of the merger negotiations. Upon approval of the merger, the Company intends to distribute the shares of Vizacom to its stockholders.

3 -  PRIVATE PLACEMENT

     During the current period, the Company's board of directors authorized a private placement of common stock. On May 1, 2001, 900,428 shares were subscribed at $.01 per share. During October 2001, the Company received $5,902. The remaining subscriptions receivable of $3,102 has been reflected as a reduction of shareholders' equity. On September 25, 2001, in exchange for legal services rendered, the Company issued 25,000 shares at $1.00 per share.

     Also during the current period, the board of directors authorized a private placement of Series A redeemable preferred stock. Some preferences and privileges granted to these preferred shareholders are:

        - In the event of liquidation or dissolution, the holders of these shares shall be entitled to be paid out first.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001

3 -  PRIVATE PLACEMENT (CONTINUED)

        - Each holder of series A preferred shares shall be entitled to that number of votes equal to the largest number of whole shares of common stock into which such holder's shares of series a preferred stock could be voluntarily converted.


        - Each share of series A preferred is convertible at any time, at the option of the holder, into 0.129 shares of common stock, subject to certain adjustments.


        - If the corporation merges with a public Company subject to the period reporting requirements under the Security and Exchange Act of 1934 prior to July 1, 2003, each share of Series A Preferred will automatically convert into 0.169 shares of the Company's common stock, subject to certain adjustments.

     The gross offering price was $1 per share and a maximum of 1,175,000 shares were offered. The offering raised $775,175, net of $127,825 in offering costs, and 903,000 shares were issued.

     The Company is seeking to raise in a private placement up to $450,000 through the sale of up to 450,000 shares of Series B preferred stock, $.01 par value per share (the "Shares"). During October 2001, the Company placed 300,000 shares at $1.00 per share.

     Among the rights and privileges applicable to the Shares:

        - Series B preferred shares shall rank on parity with Series A preferred shares in the event of liquidation, dissolution, or winding-up.

        - Each share converts into 0.129 shares of SpaceLogix common stock upon the voluntary conversion of such shares by the holder or automatically in the event of an initial public offering by SpaceLogix, Inc.

        - Each share automatically converts into 0.168 shares of SpaceLogix common stock upon any merger with a public company which is subject to the periodic reporting requirements under the Securities and Exchange Act of 1934, except for Vizacom, Inc.; and,

        - If the Company proceeds with its contemplated merger with Vizacom, Inc., each share will automatically convert into the right to receive such number of shares of Vizacom, Inc. common stock as shall equal the quotient obtained by dividing the base liquidation price of the share (currently$1.00) by an amount equal to two-thirds of the average closing price of Vizacom common stock for the five trading days immediately preceding the first date the Company accepts a subscription for Series B preferred shares.

        - Each holder of Series B preferred shares shall be entitled to that number of votes equal to the largest aggregating number of whole shares of common stock into which such holders shares of Series B preferred shares could be voluntarily converted.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001


4 -  STOCK PLAN

     Effective April 26, 2001, the Company adopted its 2001 Stock Plan. This Plan is designed to enable SpaceLogix, Inc. and its Affiliates to attract and retain capable key employees, officers, directors and consultants, and motivate such persons to exert their best efforts on behalf of the Company by providing them compensation in the manner provided in this Plan.

     The Plan contains provisions for employee stock purchases, incentive stock options and non-qualified stock options.

     During the current period, the Company sold to employees 310,273 shares under this Plan. The weighted average fair value of shares sold during the period was $3,103.

     On May 1, 2001, the Company issued non-qualified stock options to various advisors with an option price of $.01 per share, to purchase up to 32,233 shares of common stock. As of September 30, 2001, no options have been exercised.

5 -  DEFERRED INCOME TAXES

     At September 30, 2001, the Company has recorded a deferred tax asset of approximately $124,000, reflecting the benefit of approximately $309,000 in net operating loss carryforwards, which expire in 2021, less a 100% allowance of $124,000. Realization is dependent on generating sufficient taxable income prior to the expiration of the loss carryforwards. Realization is not assured. The amount of the deferred tax asset considered realizable, however, could change in the near term if estimates of future taxable income during the carryforward period change.

6 -  RELATED PARTY TRANSACTIONS

     On September 17, 2001, the Company entered into an Advisory Agreement with a related entity to provide financial and strategic services. The agreement calls for a monthly fee of $10,000 plus reasonable out of pocket expenses. The agreement may be terminated upon 30 days notice. An initial payment of $10,000 was made upon signing and is reflected in the statement of operations. This related entity also acted as placement agent for the Company's Series A redeemable preferred stock private placement for which it received fees of approximately $90,000.

                                SPACELOGIX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     Period From April 26, 2001 (Inception)
                              To September 30, 2001


7 -  COMMITMENTS AND CONTINGENCIES

     MAJOR CUSTOMERS

     For the period ended September 30, 2001, the Company had two customers that accounted for 100% of total sales. At September 30, 2001, these customers account for 100% of the accounts receivable.

     CASH

     At September 30, 2001, bank balances exceed the FDIC insured limit by approximately $258,000.

     EMPLOYMENT CONTRACTS

     On May 1, 2001, the Company entered into one-year employment contracts with three executives. The contracts will renew annually. Among other things, the contracts address compensation, confidential and proprietary information, and restrictive covenants.

     CONSULTING AGREEMENTS

     On August 21, 2001, the Company entered into an agreement expiring on October 31, 2001, containing renewal provisions, with a consultant who will perform all of the functions of the Company's chief operating officer. In consideration for these services, the Company has issued non-qualified options to purchase up to 95,000 shares of common stock. The options vested as to 28,500 shares upon issuance and the balance will vest upon the Company attaining certain financial goals. The option price per share is $6.75.

                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial information gives effect to (a) the acquisition by Vizacom Inc. (the "Company") of all the common and preferred stock of SpaceLogix, pursuant to the merger of SpaceLogix into a wholly-owned subsidiary using the purchase method of accounting, (b) the private placement by SpaceLogix of $450,000 of Series B Preferred Stock consummated after September 30, 2001, and (c) the bridge loan provided by SpaceLogix to the Company, after giving effect to the other pro forma adjustments described in the accompanying notes. The Company is providing this pro forma financial information to aid in your analysis of the financial condition and results of operations of the Company following the merger. This pro forma financial information is derived from the audited financial statements of SpaceLogix, Inc. for the period from April 26, 2001 (date of inception) to September 30, 2001, and the unaudited financial statements of the Company for the nine months ended September 30, 2001. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements. The unaudited pro forma condensed consolidated balance sheet gives effect to the merger and financing transactions as if they had each occurred on September 30, 2001 and combines the effect of these transactions with the unaudited condensed consolidated historical balance sheet of the Company as of September 30, 2001. The unaudited pro forma condensed consolidated statement of operations assumes that the merger was effected on April 26, 2001, the date of inception of SpaceLogix. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would have actually occurred if the merger and other financing transactions had each been effected on the dates indicated, nor is it indicative of our future operating results or financial position. The pro forma adjustments are based on the information and assumptions available as of October 31, 2001.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                   HISTORICAL
                                                            AS OF SEPTEMBER 30, 2001             PRO FORMA
                                                           ----------------------------
                                                              VIZACOM     SPACELOGIX   NOTES    ADJUSTMENTS    PRO FORMA
                                                           -----------------------------------------------------------------
                                                            (UNAUDITED)    (AUDITED)                          (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                               $    191,056    $   308,335   (a)    $   450,000    $   958,395
                                                                                         (e)          9,004

   Receivables                                                                                                          -
      Trade,  less allowances                                 1,198,356         25,000                    -      1,223,356
      Subscriptions                                                              5,902   (e)         (5,902)            -
      Other                                                      62,207                                   -         62,207
      Notes, current portion                                    418,549        250,000   (b)        400,000        418,549
                                                                                         (d)       (650,000)
    Inventories                                                 304,609                                   -        304,609
    Restricted cash                                             150,000                                   -        150,000
    Prepaid expenses and other current assets                   143,719                                            143,719
                                                           ---------------------------          --------------------------
           Total current assets                               2,468,496        589,237              203,102      3,260,835
Property and equipment, net                                     221,931                                   -        221,931
Goodwill, net of accumulated amortization                     1,767,420                  (g)      3,822,804      5,590,224
Other intangibles, net of accumulated amortization            3,046,097                                   -      3,046,097
Deferred consulting costs                                       921,826                                   -        921,826
Note receivable, long term                                      384,734                                   -        384,734
Other assets                                                     63,609                                   -         63,609
                                                           ---------------------------          --------------------------
           Total assets                                    $  8,874,113    $   589,237          $ 4,025,906     13,489,256
                                                           ===========================          ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Bank note payable                                       $  1,214,172                         $        -     $ 1,214,172
   Related party notes and other related party liabilities    1,036,525                                  -       1,036,525

   Bridge loan payable, net of unamortized debt discount                                 (b)        40,000
                                                                                         (d)      (650,000)
                                                                                         (g)       610,000
   Current portion of long-term debt and capital lease
     obligations                                               239,528                                   -         239,528
   Accounts payable                                          1,845,890         104,143                   -       1,950,033
   Accrued liabilities                                       1,499,434                   (g)       150,000       1,649,434
   Income taxes payable                                                                  (f)       166,000         166,000
   Sales and value-added taxes payable                           3,837                                   -           3,837
                                                           ---------------------------          --------------------------
           Total current liabilities                         5,839,386         104,143             316,000       6,259,529
Related party notes, long term                                 126,685                                             126,685
Long-term debt and capital lease obligations, less
  current maturities                                             4,623                                               4,623
                                                           ---------------------------          --------------------------
           Total liabilities                                 5,970,694         104,143             316,000       6,390,837
                                                           ---------------------------          --------------------------

Commitments and contingencies

Stockholders' equity:

    Preferred stock Series A                                                     9,030   (a)       450,000               -
                                                                                         (g)        (9,030)
    Preferred stock Series B                                                             (g)      (450,000)

    Common stock, par value $.001 per share,
       60,000,000 shares authorized, 4,574,177 (pro forma)       2,404           9,254   (b)           200           4,574
                                                                                         (g)        (7,284)
    Additional paid-in capital                              72,635,550         790,895   (b)       359,800      76,748,380
                                                                                         (g)     2,962,135


                                       15


    Accumulated deficit                                    (69,548,375)       (320,983)  (c)             -     (69,548,375)
                                                                                         (f)      (166,000)
                                                                                         (g)       486,983

    Subscriptions receivable                                                    (3,102)  (e)         3,102               -
    Accumulated other comprehensive loss                       (95,765)                                            (95,765)

    Unamortized debt discount in excess of bridge loan         (80,000)                  (g)        80,000               -
    Treasury stock, 310 shares, at cost                        (10,395)                                            (10,395)
                                                           ---------------------------          --------------------------
              Total stockholders' equity                     2,903,419         485,094           3,709,906       7,098,419
                                                           ---------------------------          --------------------------
              Total liabilities and stockholders' equity   $ 8,874,113     $   589,237          $4,025,906      13,489,256
                                                           ============================         ==========================

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET:

(A) Reflects $450,000 of gross proceeds from sale of shares of Series B Preferred stock by SpaceLogix, Inc. subsequent to September 30, 2001, but prior to proposed merger with Vizacom Inc. These funds were necessary to fund the bridge loan to Vizacom.

(B) Reflects issuance of 200,000 shares of Vizacom common stock upon receipt of $400,000 in bridge loans from SpaceLogix, after September 30, 2001. The transactions are reflected below:

                                                                                     Entries
                                                                     -------------------------------------
                                                                     Vizacom      SpaceLogix     Pro Forma
                                                                     -------------------------------------
Cash                                                                 $ 400,000    $ (400,000)    $      -
Note receivable                                                                   $  400,000     $ 400,000
Bridge loans, $400,000, less $360,000 unamortized debt discount      $  40,000                   $  40,000
Common stock                                                         $     200                   $     200
Additional paid in capital                                           $ 359,800                   $ 359,800

(C) To reflect realization by SpaceLogix of additional interest income consisting of the 400,000 shares of Vizacom common stock received in connection with the bridge loans, and the distribution of these shares to stockholders of SpaceLogix. The transactions are shown below:

Realization of interest income                                       $ 690,000
Distribution of Vizacom shares to SpaceLogix shareholders             (690,000)
                                                                     ----------
Pro forma effect on accumulated deficit                              $      -
                                                                     ==========

(D) Represents elimination in consolidation of $650,000 SpaceLogix notes receivable from Vizacom in respect of bridge loan payable.

(E) Represents collection of an aggregate of $9,004 of subscriptions receivable by SpaceLogix after September 30, 2001.

(F) Reflects accrued income taxes of SpaceLogix Inc. calculated at an effective tax rate of 45%. Gives effect to results of SpaceLogix through September 30, 2001 and to realization of interest income attributed to the receipt of 400,000 shares of Vizacom common stock in connection with the bridge loan.

(G) Represents (i) elimination of SpaceLogix's historical and pro forma equity,
(ii) elimination of the Vizacom unamortized debt discount of an aggregate of $690,000, (iii) issuance of 1,950,000 shares of Vizacom common stock and 625,000 warrants and options to purchase shares of common stock exercisable at 110% of the market price, to the SpaceLogix shareholders,
(iv) the issuance of 20,000 shares in the connection with a fairness opinion, and (v) the accrual of $150,000 of estimated transaction costs. The calculation of goodwill and other intangibles is shown below:

Common stock issued, 1,950,000 shares                             $  3,159,000
Common stock issued in connection with bridge loan                     690,000
Warrants, 625,000 at 110% of market                                    538,000
Transaction costs, including $36,000 paid in common stock              186,000
                                                                  -------------
Consideration paid                                                   4,595,000
Net assets acquired                                                    772,196
                                                                  -------------
Goodwill and other intangibles                                    $  3,822,804
                                                                  =============


            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

         The pro forma statement of operations set forth below is of limited use because it includes the operations of SpaceLogix, Inc. only from April 26, 2001, its date of inception, while it includes the operations of Vizacom for the nine month period ended September 30, 2001. In addition, the acquisition of SpaceLogix is expected to generate approximately $3,822,000 of goodwill and other intangibles. The Company is presently conducting a valuation of Space Logix's intangible assets which valuation is at this time preliminary and tentative, yet no estimate of the amount of amortizable intangibles has been made for purposes of this presentation. Accordingly, the accompanying pro forma financial statements do not reflect any amounts allocated to such intangibles or amortization thereof. Such amounts, if any, to the extent ultimately determined, and the amortization applicable thereto, may materially affect these pro forma financial statements.

                                                                   HISTORICAL
                                                                NINE MONTHS ENDED
                                                               SEPTEMBER 30, 2001              PRO FORMA
                                                           ----------------------------
                                                              VIZACOM     SPACELOGIX   NOTES  ADJUSTMENTS    PRO FORMA
                                                           ------------------------------------------------------------
                                                            (UNAUDITED)    (AUDITED)                        (UNAUDITED)
Net sales                                                  $ 10,800,513     $   25,000                     $10,825,513
Cost of sales                                                 9,164,147             -                        9,164,147
                                                           ----------------------------      --------------------------
Gross profit                                                  1,636,366         25,000                       1,661,366

Selling, general and administrative expenses                  4,450,988        345,983                       4,796,971
Restructuring expenses                                          187,584                                        187,584

Amortization of goodwill, business processes and                                                                   -
  methodologies, workforce, and customer lists                  964,777                 (c)                    964,777
Realized loss (gain) on marketable securities                    85,226                                         85,226
Interest and other expense, net of other income                 201,802                                        201,802
                                                           ----------------------------      --------------------------
                                                              5,890,377        345,983                 -     6,236,360
                                                           ----------------------------      --------------------------
      Loss from continuing operations                      $ (4,254,011)  $   (320,983) (b)  $         -   $(4,574,994)
                                                           ============================      ==========================

Basic and diluted income per share                         $      (2.19)                (b)                $     (1.11)
                                                           =============                                   ============

Shares used to compute net income per share -
basic and diluted                                             1,940,993                 (a)      2,170,000   4,110,993
                                                           =============                      =========================

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

(A) Reflects the increase in the weighted average shares due to the issuance of additional shares of Vizacom common stock in connection with (i) the bridge loan installments in October and November 2001, (ii) the fairness opinion in October 2001, and (iii) the acquisition of SpaceLogix in December 2001.

(B) Does not include income realized by SpaceLogix as a loan premium on the Vizacom shares, because it was considered irrelevant to continuing operations.

(C) Excludes amortization of intangibles, if any. See headnote.

     (c)  Exhibits.

          Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number   Description
-------  -----------
  2.1 Agreement and Plan of Merger, dated as of November 19, 2001, among Vizacom Inc., SpaceLogix Acquisition Corp., and SpaceLogix, Inc. (Incorporated by reference to Exhibit 10.6 to Vizacom Inc.'s Current Report on Form 8-K (Date of Report: November 19, 2001) (Commission
         File Number: 1-14076), filed with the Commission on November 21, 2001.)
 10.1 Form of Registration Rights Agreement, dated December 28, 2001 between Vizacom Inc. and certain former stockholders of SpaceLogix, Inc.
 10.2 Employment Agreement, dated December 28, 2001, between Vizacom Inc. and Paul Block.
 10.3 Escrow Agreement, dated December 28, 2001, among Vizacom Inc., certain former stockholders of SpaceLogix, Inc., Trautman Wasserman Holding Company, Inc. and Borstein & Sheinbaum, as escrow agent.
 10.4 Agreement, dated December 28, 2001, between Vizacom Inc. and Kaufman & Moomjian, LLC.
 10.5 Agreement, dated December 28, 2001, between PWR Systems, Inc. and Vincent DiSpigno.
 10.6    Agreement, dated December 28, 2001, between PWR Systems, Inc. and
         David N. Salav.
 10.7 Settlement and General Release Agreement, dated as of November 20, 2001, among Vizacom Inc., Renaissance Multimedia, Inc. and Andrew Edwards.
 10.8 Promissory Note, dated November 20, 2001, issued by Vizacom Inc. in favor of Andrew Edwards.
 10.9    Registration Rights Agreement, dated November 20, 2001, between
         Vizacom Inc. and Andrew Edwards.
 10.10 Lock-up Agreement, dated November 20, 2001, between Vizacom Inc. and Andrew Edwards.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   January 14, 2002

                                  VIZACOM INC.



                                  By:    /s/ Alan W. Schoenbart
                                     ----------------------------
                                          Alan W. Schoenbart
                                     Vice President - Finance and
                                        Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number   Description
-------  -----------
  2.1 Agreement and Plan of Merger, dated as of November 19, 2001, among Vizacom Inc., SpaceLogix Acquisition Corp., and SpaceLogix, Inc. (Incorporated by reference to Exhibit 10.6 to Vizacom Inc.'s Current Report on Form 8-K (Date of Report: November 19, 2001) (Commission
         File Number: 1-14076), filed with the Commission on November 21, 2001.)
 10.1 Form of Registration Rights Agreement, dated December 28, 2001 between Vizacom Inc. and certain former stockholders of SpaceLogix, Inc.
 10.2 Employment Agreement, dated December 28, 2001, between Vizacom Inc. and Paul Block.
 10.3 Escrow Agreement, dated December 28, 2001, among Vizacom Inc., certain former stockholders of SpaceLogix, Inc., Trautman Wasserman Holding Company, Inc. and Borstein & Sheinbaum, as escrow agent.
 10.4 Agreement, dated December 28, 2001, between Vizacom Inc. and Kaufman & Moomjian, LLC.
 10.5 Agreement, dated December 28, 2001, between PWR Systems, Inc. and Vincent DiSpigno.
 10.6    Agreement, dated December 28, 2001, between PWR Systems, Inc. and
         David N. Salav.
 10.7 Settlement and General Release Agreement, dated as of November 20, 2001, among Vizacom Inc., Renaissance Multimedia, Inc. and Andrew Edwards.
 10.8 Promissory Note, dated November 20, 2001, issued by Vizacom Inc. in favor of Andrew Edwards.
 10.9    Registration Rights Agreement, dated November 20, 2001, between
         Vizacom Inc. and Andrew Edwards.
 10.10 Lock-up Agreement, dated November 20, 2001, between Vizacom Inc. and Andrew Edwards.